UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 4, 2012

Liberty Vision, Inc
(Exact name of registrant as specified in its charter)

Nevada	333-173456	27-2775885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

2530 Meridian Parkway, Suite 200,
Durham, NC  27713
 (Address of principal executive offices)

 (702) 389-4640
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On December 4, 2012, a total of Three Million Nine Hundred Eighty Thousand (3,980,000) restricted common shares, par value $0.001 per share (the “Control Shares”) of Liberty Vision, Inc. (the “Registrant”) were acquired by Jiu Feng Investment Hong Kong Ltd (“JFI”), and Ms. Yan Li.  Ms. Yan Li is the president and CEO of JFI.  (Ms. Yan Li and JFI collectively the “Purchaser”).

The Purchaser acquired the Control Shares in private unregistered transactions pursuant to four separate Affiliate Share Purchase Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively.  The Control Shares were purchased from affiliates of the Registrant (the “Sellers) as follows:

Seller	Number of Shares Sold	Percentage of Class	Consideration
Oleg Gabidulin	1,640,000	32.9%	$37,400
Vadim Erofeev	1,140,000	22.8%	$32,400
Marina Sherbatenko	700,000	14%	$7,000
Ilia Burakov	500,000	10%	$5,000

Following the purchase of the Control Shares, the Purchaser controls approximately 79.8% of the Registrant’s outstanding common shares.  In conjunction with the sale of the Control Shares, the Sellers agreed to tender their respective resignations from all positions as officers and directors of the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective December 4, 2012, Oleg Gabidulin, Vadim Erofeev, Marina Sherbatenko, Ilia Burakov each tendered their resignations from all positions as officers and directors of the Registrant (collectively the “Resignations”).   The Resignations were not because of any disagreement with the Registrant, known to any executive officer of the Registrant, on any matter relating to the Registrant’s operations, policies or practices.

(c)  Effective December 4, 2012,  Ms. Yan Li was appointed as the Registrant’s president, secretary and  treasurer as well as the Company’s sole director.  Ms. Yan Li will act as the Registrant’s principal financial officer, principal accounting officer, and principal operating officer until such positions are otherwise filled.

Background / Experience
Ms. Yan Li, (46), is a permanent resident of Canada and has lived in Vancouver since 2008.  Prior to living in Vancouver Ms. Li lived in Shanghai China. Ms. Li manages and is a member of the board of directors of several companies, including: Jiu Feng Investment Hong Kong Ltd from 2008 to date; Jiu Feng Investment Management Shanghai Ltd from 2000 to date; Shanghai Xiu Ling Hanhe Landscaping Engineering Ltd from 1999 to date; Biomark China Inc from 2008 to date; and JF-NAIC from 2012 to date.  Her companies employ thousands of employees worldwide.  Ms. Li holds a degree in financial and bank management from the Shanghai Financial Economical University.

Involvement in Certain Legal Proceedings
To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been involved in any legal proceeding of the type required to be disclosed under applicable SEC rules, including:

1.
Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Conviction in a criminal proceeding, or being a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compensation
Since its inception, none of the Registrant’s executive officers or directors has received any compensation. There is currently no compensatory plan, contract, arrangement or other understanding regarding compensation between the Registrant and any of its former, present or prospective executive officers or directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Affiliate Share Purchase Agreement dated December 4, 2012
10.2	Affiliate Share Purchase Agreement dated December 4, 2012
10.3	Affiliate Share Purchase Agreement dated December 4, 2012
10.4	Affiliate Share Purchase Agreement dated December 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY VISION, INC.

Date: December 10, 2012	By:	/s/ Yan Li
Yan Li
President and Director